Exhibit 10.1

LEAVE OF ABSENCE LETTER AGREEMENT

This letter agreement (“Agreement”) is entered into effective as of February 6, 2015 by and between General Moly, Inc. (the “Company”) and Patrick M. James, to set forth the terms of Mr. James’s leave of absence from his position as Chairman of the Board of the Company.

1.                                      Term. The leave of absence is effective February 6, 2015 and will continue for up to six (6) months as mutually agreed by the Board and Mr. James (the “Term”).

2.                                      Duties. During the Term, Mr. James will not serve as Chairman of the Board of the Company and will not attend any Board or committee meetings.

3.                                      Compensation. During the Term, Mr. James will not be entitled to receive any Board or committee meeting fees unless otherwise determined by the Compensation Committee of the Board.

IN WITNESS WHEREOF, General Moly, Inc. and Patrick M. James have duly executed and delivered this Agreement on the date first written above.

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen
Name:	Bruce D. Hansen
Title:	Chief Executive Officer

PATRICK M. JAMES

/s/ Patrick M. James